UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2009

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed in a Form 8-K filed on July 2, 2009, MasterCard International Incorporated (the “Company”), the principal operating subsidiary of MasterCard Incorporated (the “Registrant”), entered into an agreement (the “Prepayment Agreement”) on July 1, 2009 to modify its payment obligations under a settlement agreement, dated as of June 4, 2003, with plaintiffs in a class action lawsuit challenging certain aspects of the payment card industry under U.S. federal antitrust law. On August 26, 2009, the court in the class action lawsuit entered a final order approving the Prepayment Agreement. On September 25, 2009, the period to appeal the court order ended, and no appeals were filed with respect to the Prepayment Agreement. As a result, the Prepayment Agreement became final pursuant to its terms on September 25, 2009, and, consistent with previous disclosure and pursuant to the terms of the Prepayment Agreement, the Company made a prepayment of its remaining $400 million in payment obligations at a discounted amount of $335 million on September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: October 1, 2009	By	/s/ Noah J. Hanft
Noah J. Hanft General Counsel, Chief Payment System Integrity & Compliance Officer and Corporate Secretary